Exhibit 99.1

Exhibit 99.1

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

OF

FEDERAL REALTY INVESTMENT TRUST

ENROLLMENT APPLICATION

Please enroll this account as follows: Check one box only (?).

If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.

? FULL DIVIDEND REINVESTMENT

Reinvest all dividends for this account.

? PARTIAL DIVIDEND REINVESTMENT

Reinvest dividends on shares held by me in certificate form and on all shares held by you as Agent and pay dividends in cash on all remaining shares held by me in certificate form.

? CASH INVESTMENT ONLY (NO DIVIDEND REINVESTMENT)

All dividends will be paid in cash.

I (We) hereby appoint American Stock Transfer & Trust Company as my (our) Agent under the terms and conditions of the Plan, as described in the Brochure of the Plan which accompanied this form, to receive cash payments and apply them to the purchase of common shares of beneficial interest of Federal Realty Investment Trust as indicated below.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.

ACCOUNT INFORMATION

SINGLE/JOINT: Joint account will be presumed to be joint tenants with right of survivorship unless restricted by applicable state law or otherwise indicated. The Social Security Number of the first-named tenant is required.

CUSTODIAL: A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gift to Minors Act in the minor’s state of residence. The minor’s Social Security Number is required.

3. TRUST: Account is established in accordance with the provisions of a trust agreement. This form, when completed and signed, should be mailed with your check to the Agent:

Federal Realty Investment Trust c/o American Stock Transfer & Trust Company P.O. Box 922, Wall Street Station, New York, New York 10269-0560 Attn: Dividend Reinvestment and Share Purchase Plan If your name is preprinted above, it is for mailing purposes only. Please complete one of the boxes below for the exact account registrations.

ACCOUNT LEGAL REGISTRATION (CHOOSE ONE):

SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER hereby warrant, under penalty of perjury, that the number above is correct.

☐ SINGLE/JOINT ACCOUNT

Name

Joint Owner (if any)

Joint Owner (if any)

☐ CUSTODIAL ACCOUNT

Custodian’s Name

Minor’s Name

Minor’s State of Residence

☐ TRUST ACCOUNT

Trustee Name

Trust Name or Beneficiary

Date of Trust

ACCOUNT ADDRESS

STREET

CITY

STATE

ZIP CODE

SIGNATURE(s)

All Joint Owners Must Sign

ATTACHED IS A CHECK FOR $

MINIMUM INITIAL INVESTMENT IS $250 FOR NEW INVESTORS MINIMUM INVESTMENT IS $25 FOR CURRENT PLAN PARTICIPANTS MAXIMUM INVESTMENT IS $10,000 SHAREHOLDERS OF RECORD AND

IN ANY GIVEN MONTH

FOR AUTOMATIC MONTHLY DEDUCTIONS, SEE REVERSE

COMPLETE THIS PART ONLY IF YOU WANT AUTOMATIC MONTHLY DEDUCTIONS

I (We) hereby authorize American Stock Transfer & Trust Company to make monthly automatic transfers of funds from the checking or savings account in the amount stated below. This monthly deduction will be used to purchase common shares of beneficial interest of Federal Realty Investment Trust for deposit into my (our) Federal Realty Investment Trust account.

Signature(s)

Daytime

Daytime Phone Number

Indicate the Type of Account: Checking or Savings

Print the complete Bank Account Number.

Print the name on Bank Account as it appears on your bank statement.

Print the complete name of your financial institution, including the branch name and address.

Print the ABA Number (Bank Number) from your check or savings deposit slip.

Amount of automatic monthly deduction: Indicate the monthly amount authorized to be transferred from your account. The minimum is $25 per month and the maximum is $10,000 per month from your checking or savings account to purchase common shares of beneficial interest of Federal Realty Investment Trust.

Please enclose a copy of a VOIDED check or savings deposit slip to verify banking information.

FILL IN THE INFORMATION BELOW FOR STOCK PURCHASES USING AUTOMATIC MONTHLY DEDUCTIONS.

Please Print All items

1. Type of Account

? Checking

? Savings

2.

Bank Account Number

3.

Name of Bank Account

4.

Financial Institution

Branch Name

Branch Street Address

Branch City, State and Zip Code

5.

ABA Number

6. $

Amount of automatic deduction

PLEASE CONFIRM ITEMS 2 AND 5 WITH YOUR BANK PRIOR TO SUBMITTING THIS APPLICATION.

Name on Bank Account

JOHN A. DOE MARY B. DOE 123 YOUR STREET ANYWHERE, U.S.A. 12345

PAY TO THE

ORDER OF

20

$

Financial Institution and Branch Information

First National Bank

of Anywhere 123 Main Street Anywhere, U.S.A. 12345

DOLLARS

FOR

SAMPLE (NON-NEGOTIABLE)

.: 071000013 123456789:.

ABA Number

Bank Account

Number